Exhibit 10.2

Charter for the Compensation, Nominating and Corporate Governance Committee

of the Board of Directors

For CU Bancorp (Ticker Symbol: CUNB)

ADOPTED JULY 30, 2015

1. PURPOSE.

This Committee is appointed by the Board of Directors of CU Bancorp (the “Company) to act at as a Committee of the Board of the Company and its wholly-owned subsidiary, California United Bank, to assist both Boards in discharging their responsibilities, as more completely set forth below, relating to the following:

a.	Review and approval of officer compensation plans, policies and programs (not including health and welfare programs available to all employees on a substantially similar basis) as provided for in this Charter.

b.	Review and make recommendations to the Board regarding compensation for service on the Boards, any committee of the Boards or any Board leadership position.

c.	Assist the Boards by identifying individuals qualified to become members of the Boards,

d.	Recommend to the Boards director nominees, including nominees for election at annual meetings of shareholders,

e.	Recommend to the Board of the Company the appropriate terms of corporate governance guidelines, codes of conduct, ethics or business principles, codes of ethics for senior financial officers, among other policies and guidelines which the Committee determines necessary and appropriate for consideration and adoption by the Company,

f.	Coordinate the Board’s annual review of the Board’s performance, and the performance of various Committees of the Board and recommend the form of such reviews,

g.	Produce a compensation committee report on executive compensation for inclusion in the Company’s annual proxy statement if required by applicable law and regulation.

2. MEMBERSHIP AND MEETINGS

This Committee shall be comprised of at least three directors, all of whom shall meet the independence requirements of the NASDAQ Stock Exchange and NASDAQ Rule 5605(a)(2) as “independent directors” and be “Non-Employee Directors” as defined in Rule 16b-3(3)(i) promulgated by the Securities and Exchange Commission (“SEC”) under the Securities Exchange Act of 1934, and “outside directors” as defined for purposes of Section 162(m) of the Internal Revenue Code, as amended and regulations promulgated thereunder. Members shall be appointed by the Board, based on nominations recommended by the Committee. The Board of Directors of the Company shall determine the independence of any director named to serve on the Committee in accordance with applicable NASDAQ rules. In addition to independence as defined above, the Board of Directors must consider all factors specifically relevant to determining whether a Director has a relationship to the Company which is material to that Director’s ability to be independent from management in connection with the duties of a compensation committee member, including but not limited to: 1) the source of compensation of such Director, including any consulting, advisory or other compensatory fee paid by the Company to such Director (other than compensation solely for service as a Director); and 2) whether such director is affiliated with the Company, a subsidiary of the Company or an affiliate of a subsidiary of the Company, or otherwise has a material financial interest with respect to the Company other than as a Director or Shareholder.

Members of this Committee shall be appointed by and may be replaced by the Board at any time.

The Committee or the Board of Directors of the Company may appoint a committee member to act in a leadership (chair) capacity to ensure administrative efficiency and proper committee processes and functioning.

This Committee shall meet not less than four times each year and additional special meetings may be held at any reasonable time in the discretion of the Committee chairman.

The Committee may meet by conference telephone or video conference and may take action by unanimous written consent.

The Committee may invite such members of management to its meetings as it may deem desirable or appropriate, consistent with the maintenance of the confidentiality of compensation discussions when performing such functions.

The Company’s Chief Executive Officer (“CEO”) may not be present during any voting or deliberations of the Committee regarding the CEO’s compensation.

Following each of its meetings the Committee shall deliver a report on the meeting to the Board of Directors, including a description of actions taken by the Committee at the meeting. The Committee shall keep written minutes of its meetings, which minutes shall be maintained with the books and records of the Company.

3. COMMITTEE RESPONSIBILITIES AND AUTHORITY.

This Committee shall also function as the Compensation, Nominating & Corporate Governance Committee of the Company’s wholly owned subsidiary, California United Bank.

COMPENSATION MATTERS

This Committee is responsible with respect to compensation matters as follows:

a.	Establish the Company’s overall compensation philosophy, reviewing annually the goals, philosophy and objectives of the Company’s executive compensation plans, ensuring that such plans do not encourage excessive risk-taking and are supported by strong corporate governance.

b.	Review industry compensation practices and the Company’s relative competitive compensation positioning with respect to executive officer compensation.

c.	Review annually, and have responsibility and authority for approving compensation, including salary, bonus and other perquisites and benefits (other than benefits available to all employees on a substantially equivalent basis), of the CEO; review annually and have responsibility and authority for approving management’s recommendations for compensation, including salary, bonus and other perquisites and benefits (other than benefits available to all employees on a substantially equivalent basis) of, the Chief Financial Officer (the “CFO”), and the three most highly compensated executive officers (as defined by SEC Regulations) other than the CEO and the CFO (collectively, the “Named Executive Officers”).

d.	Review upon new hire, and have responsibility and authority for approving or ratifying, the terms of employment, including compensation, title, reporting relationship, authority, duties and responsibilities, of the Named Executive Officers.

e.	Review and recommend to the Board of Directors, changes to the compensation and benefits provided to Directors of the Company, including as members of any committees of the Board of Directors or any other Board leadership position.

f.	Review, and have responsibility and authority for approving:

(i) The terms of any employment contracts and termination agreements with the Named Executive Officers;

(ii) The terms of any change in control agreements or plans; and

(iii) The recommendations of management to promote any person to an officer position of Senior Vice President or higher;

g.	Review, and recommend to the Board of Directors for approval, subject as necessary or appropriate to stockholder approval, stock option plans and other equity based compensation plans that permit payment in or based upon the Company’s stock.

h.	Review, consider the risk thereof, and have responsibility and authority for approving:

(i) Other compensation plans (and material amendments thereto) in which the directors, the CEO and any other Named Executive Officers participate (other than benefits available to all employees on a substantially equivalent basis); and

(ii) Other broadly-based compensation plans (and material amendments thereto) which, by their terms, are available to employees or officers or Directors (other than health and welfare plans available to all employees on a substantially equivalent basis);

Except as otherwise specifically provided in this charter, or otherwise requested of, referred to or initiated by this Committee, this Committee shall not be required to review or approve a compensation plan if it is available only to a limited category or number of personnel and provides for aggregate payments not material to the Company.

i.	Administer the Company’s stock option plans and other equity based compensation plans that permit payment in or based upon the Company’s stock, which shall include

(i) Reviewing the plans, from time to time as this Committee deems appropriate, including the structure, intended goals and methodology of execution, to determine if the goals and objectives of the plans are being fulfilled;

(ii) Issuing grants under the plans, reviewing management’s recommendations for grants to employees and reviewing grants of non-employee Director awards;

(iii) Interpreting, establishing and amending the provisions of the plans, subject to any limitations set forth in the plans or in any applicable laws and regulations; and

(iv) Reviewing, and recommending to the Board of Directors for approval, subject as necessary or appropriate to stockholder approval, material amendments to the plans.

j.	Appoint the administrator of, or the members of the committee which serves as the administrator of, such other compensation plans for which the Company is required or authorized to designate an administrator and administer such other compensation plans for which this Committee is designated as the administrator.

k.	Report to the Board of Directors regarding such other matters relating to the compensation of the Company’s officers as may be requested of, referred to or initiated by this Committee.

l.	Review and discuss the Compensation Discussion and Analysis (CD&A) required to be included in the Company’s proxy statement and annual report on Form 10-K by the rules and regulations of the SEC with management and, based on such review and discussion, determine whether or not to recommend to the Board that the CD&A be so included.

m.	The Committee shall have the resources, funding and authority to discharge its duties and responsibilities, including the authority to retain and terminate any compensation consultant to be used to assist it in the evaluation of director, CEO or senior executive compensation and shall have sole authority to approve the consultant’s fees and other retention terms. The Committee shall also have authority to obtain advice and assistance from internal or external legal, accounting or other advisors. In deciding whether to engage any such third party advisor, the Committee shall take into consideration whether such an advisor is independent under the guidelines or requirements of the SEC and Nasdaq. The Committee may consider the following factors:

1) the provision of other services to the Company by the advisor; 2) the amount of fees received from the Company by the advisor as a percentage of the advisor’s aggregate revenue; 3) the policies and procedures of the advisor that are designed to prevent conflicts of interest; 4) any business or personal relationship of the advisor with a member of the Committee; 5) any business or personal relationship of the advisor or the person employing the advisor with an executive officer of the Company; and 6) any stock of the Company owned by the advisor. Although the Committee is required to consider these factors, it is free to select or receive advice from an advisor that is not independent. The Committee shall be directly responsible for the appointment, compensation and oversight of the work of any advisor it retains. The Committee may request any officer or employee of the Company or its outside advisors to attend a meeting of the Committee, or to meet with any Committee member or other advisors to the Committee. Relationships with compensation consultants shall be disclosed in accordance with SEC and Nasdaq rules and regulations, and other applicable law.

n.	The Committee shall annually review and approve corporate goals and objectives relevant to CEO compensation, evaluate the CEO’s performance in light of those goals and objectives, and determine the CEO’s compensation levels based on this evaluation. In determining the long-term incentive component of CEO compensation, the Committee may consider, among other factors that the Committee determines to be appropriate, the Company’s performance and relative shareholder return, the value of similar incentive awards to CEOs at comparable companies, achievement of goals and strategic initiatives and the awards given to the CEO in past years.

o.	The Committee shall annually review and make recommendations to the Board with respect to the compensation of all directors.

p.	The Committee shall periodically review the Company’s compensation plans, including incentive-compensation plans and equity-based compensation plans and shall review the Company’s employee compensation practices or policies to assess whether such policies or practices encourage excessive risk taking reasonably likely to have a material adverse effect on the Company.

q.	The Committee may form and delegate authority to subcommittees when appropriate.

r.	Perform such other functions as required or assigned by law, the Company’s Articles of Incorporation or Bylaws, or the Board.

CORPORATE GOVERNANCE MATTERS

This Committee will act with respect to corporate governance matters as follows:

a.	The Committee will oversee and report periodically to the Board with an assessment of the Board’s and its various committee’s performance, to be discussed with the full Board following the completion of such assessment.

b.	Annually review the performance of the CEO utilizing methods and analyses determined by the Committee in its reasonable discretion.

c.	The Committee will review and reassess the adequacy of any Corporate Governance Guidelines, Codes of Conduct, Code of Ethical Conduct and Business Practices, Codes of Ethics for Senior Financial Officers, and other related business conduct codes, policies or guidelines of the Company and recommend any proposed changes to the Board for approval or recommend that the Board approve the documents.

d.	Report to the Board of Directors regarding such other matters relating to the general duties, size and composition of the Board of Directors and its committees as may be requested of, referred to or initiated by this Committee.

e.	Review the qualifications and independence of the members of the Board and its various committees as may be required and make any recommendations the Committee members may deem appropriate from time to time concerning any recommended changes in the membership or composition of the Board and its committees as a result.

f.	Review and assess the Company’s compliance with corporate governance requirements established by the NASDAQ, or any exchange on which the Company’s shares trade, the requirements established under the Sarbanes-Oxley Act of 2002 and other applicable corporate governance laws and regulations.

g.	The Committee shall consider issues involving possible conflicts of interest of directors. The Committee shall have the authority to consider for approval any related party transactions.

h.	Consider and report to the Board on succession planning, strength and adequacy of management team and related strategic analysis.

i.	Perform such other functions as required or assigned by law, the Company’s Articles of Incorporation or Bylaws, or the Board.

NOMINATING MATTERS

This Committee will act with respect to nomination matters as follows:

a.	The Committee will have the sole authority to retain and terminate any search firm to be used to identify director candidates and shall have sole authority to approve the search firm’s fees and other retention terms. The Committee will also have authority to obtain advice and assistance from internal or external legal, accounting or other advisors.

b.	When appropriate, the Committee will actively seek individuals qualified to become Board members for recommendation to the Board for appointment or nomination for election as directors. The Committee may also consider candidates proposed by management and shall assess and respond to any candidate duly proposed by the Company’s shareholders.

c.	In the case of a vacancy in the office of a director (including a vacancy created by an increase in the size of the Board), the Committee shall recommend to the Board an individual to fill such vacancy either through appointment by the Board or through election by the shareholders.

d.	In addition to any criteria set forth in the Company’s Corporate Governance Guidelines, criteria for Board members shall include: their integrity, informed judgment, financial literacy, high performance standards, accomplishments and reputation in the community, knowledge and experience of and in the local communities where the Company operates, experience, skill sets, and ability to commit adequate time to Board and committee matters, and to act on behalf of shareholders. The criteria shall also include a determination of the needs of the Board and of the individual’s personal qualities and characteristics with those of the other directors and potential directors in building a Board that is effective, collegial and responsive to the needs of the Company and its shareholders. The composition of the Board should encompass a broad range of skills, expertise, industry knowledge, diversity of viewpoints, background, and business and community contacts relevant to the Company’s business. Board members are expected to own a meaningful amount of the Company’s securities. The Committee may also consider such other qualifications as the Committee deems appropriate.

e.	Consider and recommend to the Board of Directors nominees for election as directors.

f.	Perform such other functions as required or assigned by law, the Company’s Articles of Incorporation or Bylaws, or the Board.

4. COMMITTEE REPORTS AND SELF-ASSESSMENT

The Committee shall make regular reports to the Board of Directors. The Committee shall review and reassess the adequacy of this Charter annually and as needed, recommend any proposed changes to the Board for approval. The Committee shall annually review its own performance and report annually on its findings to the Board of Directors.